EX-99.CERT 10(b)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. ss.1350, and accompanies the report on Form N-CSR for the period ended February 29, 2004 of Florida Daily Municipal Income Fund; (the "Company").

Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

          (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

          (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 4, 2004      /s/ Steven W. Duff
                           Steven W. Duff
                           President

Date: May 4, 2004      /s/ Richard De Sanctis
                           Richard De Sanctis
                           Treasurer